Exhibit 10.3

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of January 18, 2022, by and among SCS Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company limited by shares (“Acquiror”), and ProKidney LP, a limited partnership organized pursuant to the laws of Ireland (the “Company”). Except as otherwise specified, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of 6,920,000 Acquiror Common Shares in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror and the Company have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other things, (a) the Company shall issue New Company Common Units to Acquiror in exchange for a combination of shares of Acquiror Class B Common Stock and cash, (b) New GP shall be admitted as the general partner of the Company and (c) the Company shall distribute the shares of Acquiror Class B Common Stock acquired from Acquiror to the Existing Company Unitholders in accordance with the Amended and Restated Company Limited Partnership Agreement (collectively, the “Business Combination”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor hereby agrees that (i) such Sponsor shall be bound by and comply with Sections 6.4 (No Solicitation by Acquiror), 7.1 (Antitrust Approvals; Other Filings) and 10.12 (Publicity) of the Business Combination Agreement (and any relevant defined terms contained in any such Sections) as if such Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions and (ii) such Sponsor shall provide to the Acquiror, the Company and their respective Representatives any information regarding such Sponsor or the Acquiror Common Shares that is reasonably requested by the Acquiror, the Company or their respective Representatives and is required in order for the Company and the Acquiror to comply with Sections 6.8, 7.1, 7.2, 7.3 and 7.5 of the Business Combination Agreement.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending at the Expiration Time, each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Acquiror Common Shares owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Shares owned by such Sponsor (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between such Sponsor and any Affiliate of such Sponsor, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Sponsor Agreement in the form attached hereto as Annex A.

Section 1.3 New Shares. In the event that (a) any Acquiror Common Shares or other equity securities of Acquiror are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Common Shares of, on or affecting the Acquiror Common Shares owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any Acquiror Common Shares or other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Acquiror Common Shares or other equity securities of Acquiror after the date of this Sponsor Agreement (such Acquiror Common Shares or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Acquiror Common Shares owned by such Sponsor as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, each of the Sponsor Holdco, the Director Holders and the Advisor Holders (as such terms are defined therein) shall deliver to Acquiror and the Company a duly executed copy of that certain Registration Rights Agreement, by and among Acquiror, the Company, the Sponsor Holdco, the Director Holders, the Advisor Holders and certain of the Company’s equityholders or their respective affiliates, as applicable, and the other Holders (as defined therein) party thereto, in substantially the form attached as Exhibit H to the Business Combination Agreement.

Section 1.5 Sponsor Support Agreements.

(a) At any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Acquiror Common Shares to be counted as present thereat (to the extent entitled to vote thereto) for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Acquiror Common Shares (to the extent entitled to vote thereto):

(i) in favor of each Transaction Proposal;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iii) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Business Combination Agreement, any Ancillary Agreement and the transactions contemplated thereby);

(iv) against any change in the business, management or Board of Directors of Acquiror (other than in connection with the Transaction Proposals or to add or replace a member of the Board of Directors of Acquiror in compliance with Nasdaq independence rules); and

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or any Ancillary Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror under the Business Combination Agreement or any Ancillary Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror (other than a customary equity grant to (i) any member of the Board of Directors of Acquiror that is added in compliance with Nasdaq independence rules or (ii) any member of the scientific advisory board of Acquiror that is added consistent with Acquiror’s prior practice in onboarding such members).

(b) Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Without limiting the generality of the foregoing, except as contemplated by the Business Combination Agreement, any Ancillary Agreement or the Transactions, each Sponsor hereby agrees from and after the date hereof:

(i) not to deposit any of its Acquiror Common Shares in a voting trust or subject any of its Acquiror Common Shares to any arrangement or agreement with respect to the voting of such Acquiror Common Shares unless specifically requested to do so by the Company and Acquiror in writing in connection with the Business Combination Agreement, the Ancillary Agreements or the Transactions.

(ii) not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) of any equity interests of Acquiror in connection with any vote of the shareholders of Acquiror with respect to the Transactions, other than to recommend that the shareholders of the Acquiror vote in favor of the Transaction Proposals (and any actions required in furtherance thereof or otherwise as expressly provided in this Section 1.5); and

(iii) not to commence or participate in any claim, derivative or otherwise, against the Company, the Acquiror or any of their respective Affiliates (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or (B) alleging a breach of any fiduciary duty of the Acquiror Board in connection with this Sponsor Agreement, the Transaction Proposals, the Business Combination Agreement or the Transactions.

(c) Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, those certain Letter Agreements, dated as of June 29, 2021 and September 24, 2021, by and among the Sponsors, as applicable, and Acquiror (the “Voting Letter Agreements”), including without limitation the obligations of the Sponsors pursuant to Section 1 therein to not redeem any Acquiror Common Shares owned by such Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(d) During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Business Combination Agreement pursuant to Article IX thereof, each Sponsor shall not modify or amend any Contract between or among such Sponsor, anyone related by blood, marriage or adoption to such Sponsor or any Affiliate of such Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreements.

Section 1.6 Additional Agreements.

(a) Notwithstanding anything to the contrary in any other agreement or contract to which a Sponsor is bound, each Sponsor (for itself, himself or herself and for its, his or her successors, heirs and assigns) hereby (but subject to the consummation of the Business Combination) irrevocably and unconditionally waives, to the fullest extent permitted by applicable Laws and Acquiror’s Amended and Restated Memorandum and Articles of Association, and agrees not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which shares of Acquiror Class B Common Stock held by such Sponsor convert into shares of Acquiror Class A Common Stock in connection with the transactions contemplated by the Business Combination Agreement.

(b) Acquiror and each Sponsor hereby irrevocably and unconditionally agree that, if any amounts are outstanding under any Working Capital Loan extended to Acquiror or any Subsidiary of Acquiror by any Sponsor as of the Closing, then, notwithstanding the terms of any promissory note or other document evidencing such Working Capital Loan or any other agreement or contract to which Acquiror or a Sponsor is bound, Acquiror shall repay such outstanding amounts to such Sponsor at the Closing solely in cash, and such Sponsor shall not require, and hereby waives any right to require, any portion of such repayment to occur in the form of Acquiror Common Shares or any other form.

Section 1.7 Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.8 No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof and as of the Closing to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s Acquiror Common Shares, and there exist no Liens (including any restriction on the right to vote, sell or otherwise dispose of such Acquiror Common Shares) affecting any such Acquiror Common Shares, other than Liens indicated on Schedule I attached hereto or pursuant to (i) this Sponsor Agreement, (ii) Acquiror’s Governing Documents, (iii) the Business Combination Agreement (including the Acquiror Disclosure Letter), (iv) the Voting Letter Agreements, (v) that certain Amended and

Restated Securities Subscription Agreement by and between the Sponsor Holdco and the Acquiror, dated as of May 24, 2021, or (vi) any applicable securities Laws. Such Sponsor’s Acquiror Common Shares are the only equity securities in Acquiror owned of record or beneficially by such Sponsor as of the date of this Sponsor Agreement, and none of such Sponsor’s Acquiror Common Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Acquiror Common Shares, except as provided hereunder and under the Voting Letter Agreements. Other than the Acquiror Common Shares listed on Schedule I attached hereto, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material effect upon such Sponsor’s ability to perform its obligations under this Sponsor Agreement, the Business Combination Agreement or any Ancillary Agreement, (ii) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor, (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor or such Sponsor’s Acquiror Common Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement, the Business Combination Agreement or any Ancillary Agreement, or (iv) result in the creation or imposition of any Lien on such Sponsor’s Acquiror Common Shares.

(d) Litigation. As of the date hereof, there are no Actions pending against such Sponsor or, to the knowledge of such Sponsor, any of its Affiliates, or to the knowledge of such Sponsor, threatened against such Sponsor or any of its Affiliates, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the ability of such Sponsor to perform its obligations under this Sponsor Agreement, the Business Combination Agreement or any Ancillary Agreement. As of the date hereof, none of such Sponsor or, to the knowledge of such Sponsor, any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay such Sponsor’s ability to perform its obligations under this Sponsor Agreement, the Business Combination Agreement or any Ancillary Agreement.

(e) Brokerage Fees. Except as described on Section 4.14 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor nor any anyone related by blood, marriage or adoption to such Sponsor or, to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries.

(g) Acknowledgment. Such Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

(h) No Other Representations or Warranties. Except for the representations and warranties expressly made by such Sponsors in this Article II, neither such Sponsor nor any other Person on behalf of such Sponsor makes any express or implied representation or warranty to Acquiror or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and each Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), and (c) the written agreement of the Sponsor Holdco, Acquiror and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that (i) the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination or actual fraud, (ii) this Article III shall survive any termination of this Sponsor Agreement, and (iii) Sections 1.5(b)(iii), 1.6 and 1.7 shall survive the termination of this Sponsor Agreement pursuant to Section 3.1(a).

Section 3.2 Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) ANY PROCEEDING OR ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, ONLY TO THE EXTENT SUCH COURT DOES NOT

HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING OR ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH PROCEEDING OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT AND (IV) AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8, WITHOUT LIMITING THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY APPLICABLE LAWS.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of Acquiror, the Company and the Sponsor Holdco.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6 Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor Holdco.

Section 3.7 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Social Capital Suvretta Holdings Corp. III

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Attention:     James Ryans, Chief Financial Officer

Email:           legal@socialcapital.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

Attention:     Raaj S. Narayan

Email:           rsnarayan@wlrk.com

If to the Company:

ProKidney GP Limited

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

Attention:     Tim Bertram, Director

Email:           Tim.Bertram@prokidney.com

with a copy to (which will not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Ave

New York, NY 10017

Attention:     Richard D. Truesdell Jr., Lee Hochbaum

Email:           richard.truesdell@davispolk.com, lee.hochbaum@davispolk.com

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

555 12th Street NW

Suite 1100

Washington, D.C. 20004

Attention:     Matthew Simpson

Email:           MTSimpson@mintz.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

Attention:     Raaj S. Narayan

Email:           rsnarayan@wlrk.com

Section 3.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Acquiror and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSORS:

SCS SPONSOR III LLC

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya

/s/ Kishen Mehta
Name: Kishen Mehta

/s/ James Ryans
Name: James Ryans

/s/ Marc Semigran
Name: Marc Semigran

/s/ Uma Sinha
Name: Uma Sinha

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. III

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

For and on behalf of PROKIDNEY LP by its general partner, PROKIDNEY GP LIMITED

By:	/s/ Jaime Gomez Sotomayor
Name:	Jaime Gomez Sotomayor
Title:	Director of ProKidney GP Limited

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Acquiror Common Shares

Sponsor	Acquiror Common Shares
SCS Sponsor III LLC c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	6,860,000(1)
Chamath Palihapitiya c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	—(2)
Kishan Mehta c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	—(2)
James Ryans c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	—
Shoney Katz c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	—
Marc Semigran c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	30,000(3)
Uma Sinha c/o Social Capital Suvretta Holdings Corp. III 2850 W. Horizon Ridge Parkway Suite 200, Henderson, NV 89052	30,000(4)

(1)	Includes 640,000 shares of Acquiror Class A Common Stock and 6,220,000 shares of Acquiror Class B Common Stock.
(2)

Messrs. Palihapitiya and Mehta may be deemed to beneficially own securities held by SCS Sponsor III LLC by virtue of their shared control over SCS Sponsor III LLC. Each of Messrs. Palihapitiya and Mehta disclaims beneficial ownership of securities held by SCS Sponsor III LLC.

(3)	Includes 30,000 shares of Acquiror Class B Common Stock.
(4)

Includes 30,000 restricted stock units (“RSUs”), granted to Ms. Sinha pursuant to a Director Restricted Stock Unit Award Agreement, dated as of September 24, 2021, between Acquiror and Ms. Sinha, which grant is contingent on (i) the Acquiror’s consummation of an initial business combination and (ii) a shareholder approved equity plan. The RSUs will vest upon the consummation of such initial business combination and represent 30,000 Class A ordinary shares of Acquiror that will settle on a date determined in the sole discretion of the Acquiror that shall occur between the vesting date and March 15 of the year following the year in which vesting occurs.

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

1.	Letter Agreement, dated as of June 29, 2021, among Acquiror, the Sponsor, Chamath Palihapitiya, Kishan Mehta, James Ryans, Shoney Katz and Marc Semigran.

2.	Registration Rights Agreement, dated as of June 29, 2021, among Acquiror, the Sponsor and Marc Semigran.

3.	Administrative Services Agreement, dated as of June 29, 2021, between Acquiror and Social + Capital Partnership, LLC.

4.	Private Placement Shares Purchase Agreement, dated as of June 29, 2021, between Acquiror and the Sponsor.

5.	Indemnity Agreement, dated as of June 29, 2021, between Acquiror and Chamath Palihapitiya.

6.	Indemnity Agreement, dated as of June 29, 2021, between Acquiror and Kishan Mehta.

7.	Indemnity Agreement, dated as of June 29, 2021, between Acquiror and James Ryans.

8.	Indemnity Agreement, dated as of June 29, 2021, between Acquiror and Shoney Katz.

9.	Indemnity Agreement, dated as of June 29, 2021, between Acquiror and Marc Semigran.

10.	Letter Agreement, dated as of September 24, 2021, between Acquiror and Uma Sinha.

11.	Indemnity Agreement, dated as of September 24, 2021, between Acquiror and Uma Sinha.

12.	Director Restricted Stock Unit Award Agreement, dated as of September 24, 2021, between Acquiror and Uma Sinha.

[Schedule II to Sponsor Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Support Agreement, dated as of January 18, 2022 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company limited by shares, ProKidney LP, a limited partnership organized under the laws of Ireland, and the Sponsors set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Sponsor” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Sponsor as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Sponsor Support Agreement]